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                                                                    EXHIBIT 10.4










                               FIRST AMENDMENT TO

                                 LOAN AGREEMENT

                             AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                                FITNESSAGE, INC.

                                       AND

                    NATURAL ALTERNATIVES INTERNATIONAL, INC.


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                                 FIRST AMENDMENT
                                       TO
                      LOAN AGREEMENT AND SECURITY AGREEMENT

        This First Amendment to Loan Agreement and Security Agreement effective this 6th day of December, 1999, amends that certain Loan Agreement and Security Agreement dated November 11, 1999, by and between FitnessAge, Inc., a Nevada corporation ("Corporation") and Natural Alternatives International, Inc. a Delaware corporation ("Lender").

        The parties to the Loan Agreement wish to amend Sections 2, 3.2 and 6.8 of the above referenced Loan Agreement to read as follows:

SECTION 2.     SECURITY

        As security for the performance and payment of all obligations and indebtedness of the Corporation to the Lender, the Corporation agrees that at all times prior to the performance and payment of all such obligations and indebtedness, the Lender shall have a perfected security interest, superior to all other liens in all the rights, title, and interest of the Corporation in Custom Nutrition, LLC, a Delaware limited liability company, including, without limitation, rights held by the Corporation as a member, manager or creditor of Custom Nutrition, LLC, as well as the allocable interest of the Corporation in any amount received by Custom Nutrition, LLC from the Corporation as contribution to Custom Nutrition LLC by the Corporation of proceeds received by the Corporation from Bally Total Fitness Holding Corporation or its affiliates (Bally") pursuant to Section 6.8 hereinbelow, whether such interests are now owned or hereafter acquired and wherever the same may be located, and shall include the proceeds, products, and accessories of any kind to any thereof. The interests described above are referred to herein as the "Collateral". In this connection, the Corporation has executed and delivered to the Lender concurrently herewith the Security Agreement attached hereto and incorporated herein by this reference ("Security Agreement").

        3.2 Subsequent Loan Funding. Upon the later of (i) November 23, 1999 or
(ii) satisfaction or waiver by the Lender of each of the conditions set forth in
Section 9 of this Agreement, the Lender shall deliver to the Corporation funds in the amount of $350,000, less expenses of Lender including its legal fees incurred in connection herewith. If the conditions set forth in Section 9 of this Agreement are not satisfied, or waived by Lender (in its sole discretion) by December 6, 1999, the amounts due under the Note(s) shall be all due and payable and the Corporation shall be in default of this Agreement.

        6.8 Operation of Custom Nutrition, LLC. During the term of the Loan and as additional consideration for Lender entering into the Loan, Corporation shall contribute to Custom Nutrition LLC all revenue Corporation receives from Bally in connection with the distribution offer or sale by Bally of nutritional products, and Corporation will take all action necessary or appropriate in connection with the operation of Custom Nutrition, LLC to cause 40% of such amounts to be



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distributed and paid to Lender. In addition Corporation agrees to take all action necessary or appropriate in connection with the operation of Custom Nutrition, LLC to cause the remaining 60% of such amounts to be deposited in an escrow account of Custom Nutrition, LLC for the benefit of Lender to be held as Collateral for the performance by the Corporation of its obligations pursuant to the terms of this Agreement, the Notes and the Security Agreement. Upon payment in full of all amounts due under the Loan Corporation and Lender shall take all action necessary or appropriate in connection with the operation of Custom Nutrition, LLC to cause any remaining portion of funds in the escrow to be distributed and paid to Corporation.

        The parties to the above referenced Security Agreement wish to amend
Section 1(i) to read as follows:

        1. Definitions of Terms Used Herein.

               (i) "Bally Proceeds" shall mean all of the gross receipts of the Corporation from Bally Total Fitness Holding Corporation or its affiliates ("Bally") in connection with or resulting from the offer sale and distribution by Bally of nutritional products, which amount Debtor has undertaken to cause to be contributed and transferred to Custom Nutrition, LLC, and 60% of which funds Debtor has undertaken to cause Custom Nutrition LLC to place in an escrow account, the contents of which account are to be held as security for the amounts to become due and owing on the Notes (as defined below) pursuant to this Agreement and the Loan Agreement between Debtor and Secured Party dated November 11, 1999 (the "Loan Agreement"), a copy of which is incorporated herein by this reference.

        All remaining terms of both the Loan Agreement and the Security Agreement remain in full force and effect.

Corporation:                            Lender:

FitnessAge, Inc.                        Natural Alternatives International, Inc.
a Nevada corporation                    a Delaware corporation



By:  /s/ Michael L. Jeub                By:  /s/ Mark A. LeDoux
    ----------------------------            ------------------------------------
    Michael L. Jeub,                        Mark A. LeDoux,
    President                               Chief Executive Officer